UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2012
Diamond Resorts Corporation
(Exact name of registrant as specified in its charter)

Maryland	333-172772	95-4582157
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 21, 2012, DPM Acquisition, LLC (“DPM”), an unrestricted subsidiary of Diamond Resorts Corporation (the “Company”), closed the previously disclosed acquisition of assets pursuant to an Asset Purchase Agreement, among DPM and Pacific Monarch Resorts, Inc., Vacation Interval Realty, Inc., Vacation Marketing Group, Inc., MGV Cabo, LLC, Desarrollo Cabo Azul, S. de R.L. de C.V., and Operadora MGVM S. de R.L. de C.V. (collectively, the “Sellers”). Pursuant to the Asset Purchase Agreement, DPM acquired from the Sellers certain real estate and timeshare related assets, including declarant rights in certain owners associations, for approximately $49,250,000 in cash, plus the assumption of specified liabilities related to the acquired assets (the “PMR Acquisition”).

In order to fund the PMR Acquisition, on May 21, 2012, DPM entered into a Loan and Security Agreement with Guggenheim Corporate Funding, LLC, as administrative agent for the lender parties thereto (“Agent”), and the lenders party thereto (the “PMR Acquisition Loan”). The PMR Acquisition Loan is collateralized by substantially all of the assets of DPM. The PMR Acquisition Loan is in an aggregate amount of $71.25 million (which consists of a $61.25 million term loan and a $10.0 million revolving loan), has an interest rate of 18.0% (of which an amount equal to not less than 10.0% is paid currently and the remaining accrued amount may be paid, at DPM’s election, in cash or accrued and added to the principal amount of the applicable term or revolving loan), and matures on May 21, 2016. The Loan and Security Agreement contains customary covenants and restrictions applicable to DPM, including agreements to provide financial information, comply with laws, maintain its legal existence, its properties and equipment and insurance, and restrict the incurrence of liens, certain dispositions of assets, the payment of certain costs and expenses, and investments other than specified permitted investments. Further, the Loan and Security Agreement provides that, (1) DPM is required to pay quarterly (a) to Agent, for its own account, an administration fee, and (b) to Agent, for the benefit of lenders with commitments to make revolving loans thereunder, an unused line fee based upon each such lender’s commitment to provide revolving loans and the then outstanding principal amount of such lender’s revolving loan, (2) DPM shall make certain mandatory monthly and quarterly prepayments of amounts borrowed under the PMR Acquisition Loan, and (3) on the maturity date for the term loan, if not paid earlier in accordance therewith, DPM is required to pay an exit fee of up to 10% of the initial loan amount. On the closing date for the PMR Acquisition, pursuant to the Loan and Security Agreement, DPM paid a closing fee of approximately $2.1 million to Agent and certain lenders party thereto. The proceeds of the PMR Acquisition Loan were used to fund the purchase price for the PMR Acquisition and closing costs associated therewith.

Relationship with Guggenheim Partners, LLC

Two members of the Company’s board of managers, Messrs. Zachary D. Warren and B. Scott Minerd, are principals of Guggenheim Partners, LLC (“Guggenheim”). An affiliate of Guggenheim is currently an investor in each of (1) the Company’s consumer loan backed notes (the “DROT 2009 Notes”) issued in connection with the Company’s completion of its 2009 securitization transaction, and (2) the Company’s Diamond Resorts Owners Trust Series 2011-1 Timeshare Loan Backed Notes, Series 2011-1 issued in connection with a second securitization in 2011 (the “DROT 2011 Notes”). For additional information regarding the DROT 2009 Notes and DROT 2011 Notes, see Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

In addition, in order to fund the Company’s previously disclosed acquisition of certain assets of Tempus Resorts International, Ltd. and certain of its affiliates, on July 1, 2011, Tempus Acquisition, LLC, a wholly-owned subsidiary of the Company, entered into a Loan and Security Agreement with Guggenheim Corporate Funding, LLC, an affiliate of Guggenheim, as administrative agent for the lender parties thereto. This loan is collateralized by all assets of Tempus Acquisition, LLC, is in an aggregate amount of $41.1 million (which includes a $5.5 million revolving loan), has an interest rate of 18.0% and matures on June 30, 2015. For more information on this loan, see Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources" included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Relationship with certain lenders under the Loan and Security Agreement

Affiliates or related parties of Guggenheim, Agent and certain of the lenders party to the Loan and Security Agreement are the beneficial owners of common equity units of Diamond Resorts Parent, LLC. As disclosed in the Company’s Annual

Report on Form 10-K for the year ended December 31, 2011, DRP Holdco, LLC beneficially owned as of March 30, 2012 approximately 21.1% of the common equity units of Diamond Resorts Parent, LLC, and is an investment vehicle managed by an affiliate of Guggenheim, and has members that are clients of affiliates of Guggenheim. Further, Wellington Management Company, LLP, an affiliate or other related party to certain of the lenders under the Loan and Security Agreement, beneficially owned as of March 30, 2012 approximately 20.2% of the common equity units of Diamond Resorts Parent, LLC (which common units are owned of record by clients of Wellington Management). In addition, affiliates or other related parties of other lenders under the Loan and Security Agreement beneficially owned as of March 30, 2012 in the aggregate less than 5% of the common equity units of Diamond Resorts Parent, LLC.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information in Item 1.01 above is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure
On May 22, 2012, the Company issued a news release announcing the closing of the PMR Acquisition, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	News Release by Diamond Resorts Corporation dated May 22, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts Corporation
May 25, 2012	By: /s/ David F. Palmer Name: David F. Palmer Title: President and Chief Financial Officer